Exhibit 32.2
CERTIFICATION

In connection with the annual report of Tia IV, Inc. (the “Company”) on Form 10-K for the period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, James McAlinden, President and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), that based on my knowledge:

1.	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

3.
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the periods covered by the Annual Report.

Date: January 5, 2010
	By:	/s/ James McAlinden
James McAlinden
President, Chief Financial Officer, and Director